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                                                                   EXHIBIT 10.17

                               FIRST AMENDMENT TO
                       PREFERRED STOCK PURCHASE AGREEMENT
                           FOR CLASS A PREFERRED STOCK


         This amendment is made as of July 31, 1986, by and among SeaMED Corporation, a Delaware corporation (the "Company") and the other parties who have executed this Amendment, said other parties being all of the present holders of shares of the Company's Class A Preferred Stock who purchased pursuant to those Certain Preferred Stock Purchase Agreements dated March 28, 1984 (each, a "Class A Preferred Stock Purchase Agreement"), to which this amendment shall be attached.

RECITALS

         A. The Company and the other parties entered into the Class A Preferred Stock Purchase Agreements on or after March 28, 1984.

         B. The Company now proposes to issue and sell up to 450,000 shares of Class B Preferred Stock, and in connection therewith desires to amend each Class A Preferred Stock Purchase Agreement.

                                    AGREEMENT

         For good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree that each Class A Preferred Stock Purchase Agreement shall be amended as follows:

         1. Right of First Refusal. From and after the date of this Amendment, and notwithstanding anything else in the Class A Preferred Stock Purchase Agreement, Section 7.3 of the Class A Preferred Stock Purchase Agreement is amended to read as follows:

              7.3 Right of First Refusal; Additional Financing. The parties recognize the Company has need for additional financing and may thus issue an additional class of Preferred Stock to be known as "Class B Preferred Stock." The Company hereby grants to each Purchaser of Class A Preferred Stock a right of first refusal to purchase in common with the purchasers of the Class B Preferred Stock, pro rata, all or any part of New Securities (as defined in Section 7.3(a)) which the Company may, from time to time, propose to issue and sell. A Purchaser's pro rata share, for the purposes of this right of first refusal, is the ratio of (i) the number of Shares purchased by Purchaser under this Agreement plus the number of shares of stock purchased by Purchaser under the Preferred Stock Purchase Agreement for Class B Preferred Stock executed by the Company granting this same right of first refusal, to (ii) the total of the number of Shares purchased by all Purchasers under this Agreement and the Other Agreements plus the number of shares of stock purchased by all purchasers under all Preferred Stock Purchase

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         Agreements for Class B Preferred Stock executed by the Company granting this same right of first refusal. Each Purchaser shall have a right of over-allotment such that if any Purchaser fails to exercise his right hereunder or under the Preferred Stock Purchase Agreement for Class B Preferred Stock giving him this same right of first refusal, the other purchasers under this Agreement and the other purchasers under the Preferred Stock Purchase Agreement for Class B Preferred Stock having this same right of first refusal may purchase the non-purchasing Purchaser's portion on a pro rata basis within five days from the date such non-purchasing Purchaser fails to exercise his right hereunder to purchase his pro rata share of the New Securities. This right of first refusal shall be subject to the following provisions:

              (a) "New Securities" shall mean any capital stock (including the Common Stock or any Preferred Stock) of the Company whether or not presently authorized, and rights, options, or warrants to purchase capital stock and securities of any type whatsoever that are, or may become, convertible into capital stock; provided that the term "New Securities" does not include (i) securities purchased under this Agreement or the Other Agreements, or under any agreement relative to any of the shares of Preferred Stock presently authorized; (ii) securities offered to the public pursuant to a registration statement filed pursuant to the Securities Act; (iii) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all the assets or other reorganization whereby the Company owns not less than fifty-one percent (51%) of the voting power of such corporation following the completion of such transaction; (iv) any borrowings, direct or indirect, from financial institutions or other persons by the Company, whether or not presently authorized, including any type of loan or payment evidenced by any type of debt instrument, provided such borrowings do not have any equity features, including warrants, options, equity participations or "Kickers" or other rights to purchase capital stock, and are not convertible into capital stock of the Company; or (v) securities issued to employees, consultants or directors of the Company pursuant to any stock option plan, stock purchase agreement, or stock bonus arrangement.

              (b) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Purchaser hereunder and under the Preferred Stock Purchase Agreements for Class B Preferred Stock written notice of its intention, describing the type of New Securities, the price and the general terms upon which the Company proposes to issue the same. Each Purchaser shall have thirty (30) days from the date of receipt of any such notice to agree to purchase their pro rata share of such New Securities, the price and the general terms upon which the Company proposes to issue the same. Each Purchaser shall have thirty
         (30) days from the date of receipt of any such notice to agree to purchase the Purchaser's pro rata share of such New Securities for the price and upon the general terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

              (c) In the event one or more Purchasers fail to exercise the right of first refusal within said thirty (30) day period and after the expiration of the 5-day period for the exercise of the over-allotment provisions of this Section 7.3, the Company shall have one

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         hundred eighty (180) days thereafter to sell or enter into an agreement
         (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within one hundred eighty (180) days from the date of said agreement) to sell the New Securities in respect of which the Purchasers' option was not exercised, at a price and upon general terms no more favorable to the purchasers thereof than specified in the Company's notice. In the event the Company has not sold the New Securities within said 180-day period or entered into an agreement to sell the New Securities within said 180-day period (or sold and issued New Securities in accordance with the foregoing within one hundred eighty (180) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities, without first offering such securities to the Purchasers hereunder and under the Preferred Stock Purchase Agreement for Class B Preferred Stock in the manner provided above.

              (d) The right of first refusal granted under this Agreement shall expire (i) with respect to each share of Preferred, upon conversion of such share to Common Stock, and (ii) with respect to all shares, upon the first sale of Common Stock of the Company to the public at a per share offering price of at least five times the then existing conversion price for the Preferred, which sale is effected pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission (the "Commission") under the Securities Act in a firm commitment underwritten public offering, with an aggregate offering price to the public of not less than $5,000,000.

              (e) The right of first refusal set forth in this Section 7.3 is nonassignable, except that (i) such right is assignable by each Purchaser to any wholly-owned subsidiary or parent of, or to any corporation or entity which is, within the meaning of the Securities Act, controlling, controlled by or under common control with, any such Purchaser, (ii) such right is assignable between and among any of the Purchasers hereunder or under the Preferred Stock Purchase Agreements for Class B Preferred Stock, and (iii) upon the death of a Purchaser, such right shall pass with the Shares to the beneficiaries under the deceased Purchaser's last will and testament or to the distributees of the deceased Purchaser's estate.

         AGREED to and accepted:


SEAMED CORPORATION                          PURCHASER


By   /s/ [unreadable]                       By   /s/ William D. Ellis
   --------------------------------            --------------------------------


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